Filed pursuant to Rule 424(b)(3)
                                                                 File #333-52089

                  PROSPECTUS SUPPLEMENT DATED DECEMBER 3, 1998

                                       To

                         Prospectus dated July 27, 1998

                                5,900,478 SHARES

                           REGENCY REALTY CORPORATION

                                  COMMON STOCK

This Prospectus Supplement supplements the prospectus dated July 27, 1998 (the "Prospectus") of Regency Realty Corporation (the "Company") relating to
5,900,478 shares (the "Shares") of Common Stock, $.01 par value per share ("Common Stock"), of the Company. This Prospectus Supplement should be read in conjunction with the Prospectus, and is qualified by reference to the Prospectus except to the extent that the information herein contained supercedes the information contained in the Prospectus. Capitalized terms used in this Prospectus Summary and not otherwise defined herein shall have the meanings specified in the Prospectus Summary and not otherwise defined herein shall have the meanings specified in the Prospectus except that the term "Selling Stockholders" shall be deemed to include the selling stockholder identified in the table below.

The table contained in the Prospectus under the caption "Selling Stockholders" is supplemented and amended to include the following:

                                                  Number of Shares
                                                  Beneficially Owned
         Name of Selling Stockholder              Prior to the Offering
         ---------------------------              ---------------------
         Milwaukee Jewish Federation                      3,099


         Mark Brickman, named as a Selling Stockholder in the Prospectus contributed all of his Shares to the Milwaukee Jewish Federation.